As filed with the Securities and Exchange Commission on September 5, 2008

Registration No. 333-129522

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Neurogen Corporation

(Exact name of registrant as specified in its charter)

Delaware	22-2845714
(State of Incorporation)	(I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut 06405
 (Address of principal executive offices, including zip code)
Amended and Restated Neurogen Corporation 2001 Stock Option Plan
(Full title of the plan)

Copy to:
Stephen Davis	Charles K. Ruck
Chief Executive Officer	B. Shayne Kennedy
Neurogen Corporation	Latham & Watkins LLP
35 Northeast Industrial Road	650 Town Center Drive, 20th Floor
Branford, Connecticut 06405	Costa Mesa, CA 92626-1925
(203) 488-8201	(714) 540-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ¨
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.025 per share	1,000,000	$0.30	$300,000	$11.79

(1)
The Amended and Restated Neurogen  Corporation 2001 Stock Option Plan, as amended (the “Plan”), authorizes the issuance of 6,250,000 shares of the Registrant’s common stock, par value $0.025, of which 1,000,000 shares being registered hereunder and 5,250,000 have been previously registered.  In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to 457(h) and (c) under the Securities Act of 1933, as amended.  The price per share and aggregate offering price for the shares of common stock set forth in this Registration Statement are calculated on the basis of the average of the high and low trading price of the Registrant’s common stock as reported on the Nasdaq Global Market on September 5, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of common stock of Neurogen Corporation (the “Company”), that may be issued pursuant to the Amended and Restated Neurogen  Corporation 2001 Stock Option Plan, as amended (the “Plan”).  A total of 5,250,000 shares of the Company’s common stock issuable under the Plan have been previously registered pursuant to the Company’s Registration Statements on Form S-8 filed with the Commission on November 16, 2001 (Registration No. 333-73576), October 4, 2004 (Registration No. 333-119525), August 8, 2006 (Registration No. 333-136416), and July 9, 2007 (Registration No. 333-144423).  In accordance with the provisions of General Instruction E to Form S-8, the information contained therein is incorporated by reference.

Item 8.	Exhibits

Exhibit No.                      Description of Exhibit

4.1
Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended (incorporated by reference to Appendix C of the Registrant’s Definitive Proxy Statement on Schedule A14A (File No. 000-18311) filed on May 20, 2008).

5.1	Opinion of Latham & Watkins LLP, Counsel to Registrant.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in signature pages).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branford, State of Connecticut, on September 5, 2008.

Neurogen Corporation

By:   /s/ THOMAS A. PITLER
Thomas A. Pitler
  Senior Vice President and Chief Business and Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below, hereby makes, constitutes, and appoints Thomas A. Pitler his attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration Statement under the Securities Act of 1933, as amended, on Form S-8, of the Company, relating to the registration of an additional 1,000,000 shares of the Company’s common stock that may be issued pursuant to the Plan, and any and all amendments to the foregoing Form S-8, which amendments may make such changes in the Form S-8 as such attorney-in-fact deems appropriate, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission and the National Association of Securities Dealers, Inc., granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have all executed this Power of Attorney as of September 5, 2008.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ CRAIG SAXTON Craig Saxton	Chairman of the Board and Director	September 5, 2008
/s/ STEPHEN R. DAVIS Stephen R. Davis	President and Chief Executive Officer (Principal Executive Officer) and Director	September 5, 2008
/s/ JULIAN C. BAKER Julian C. Baker	Director	September 5, 2008
/s/ ERAN BROSHY Eran Broshy	Director	September 5, 2008
/s/ STEWART HEN Stewart Hen	Director	September 5, 2008
/s/ JOHN L. LAMATINNA John L. LaMattina	Director	September 5, 2008
/s/ JOHN SIMON John Simon	Director	September 5, 2008

INDEX TO EXHIBITS

Exhibit No.                      Description of Exhibit

4.1
Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended (incorporated by reference to Appendix C of the Registrant’s Definitive Proxy Statement on Schedule A14A (File No. 000-18311) filed on May 20, 2008).

5.1+	Opinion of Latham & Watkins LLP, Counsel to Registrant.
23.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1+	Power of Attorney (included in signature pages).

+ Filed herewith.